Exhibit 99.1

Quotient Technology Inc. Announces Fourth Quarter and Full Year 2022 Results

Fourth Quarter 2022

Quarterly Revenue of $70.7M
GAAP Net Income of $0.3M
Adjusted EBITDA of $13.2M

Full Year 2022

Revenue of $288.8M
GAAP Net Loss of $76.5M
Adjusted EBITDA of $14.9M

SALT LAKE CITY--(BUSINESS WIRE)--February 28, 2023--Quotient Technology Inc. (NYSE: QUOT), a leading digital promotions and media technology company, today reported financial results for the fourth quarter and full year ended December 31, 2022. Quotient’s complete fourth quarter and full year 2022 financial results and presentation can be found by accessing the investor relations section of the Company’s website.

“2022 was a transformational year for Quotient. Shifting our focus towards being a technology provider has enabled us to materially lower our cost structure, improve margins and invest in growth initiatives,” said Matt Krepsik, Quotient CEO. “We are proud that despite a challenging fourth quarter across the digital marketing sector, we delivered $13 million of adjusted EBITDA and positive GAAP net income for the first time since 2017. We have built a new leadership team that will look to build on the stronger foundation and capture the power of our network.”

Quotient Completes $105 Million Non-Dilutive Debt Financing

As announced in a press release on December 6, 2022, Quotient completed a $105 million non-dilutive debt financing. On November 30, 2022, Quotient entered into a Financing Agreement with PNC Bank, N.A. with respect to a senior secured asset-based revolving credit facility in an aggregate principal amount of $50 million. Quotient also on November 30, 2022 entered into a Financing Agreement with Blue Torch Capital LP, which enabled Quotient to obtain senior secured term loans in an aggregate principal amount of $55 million. The proceeds of the term loans were used to help retire Quotient’s maturing five-year convertible note obligations due December 1, 2022, which were repaid in full on December 1, 2022. Houlihan Lokey served as Quotient’s financial advisor with respect to the debt restructuring.

Quotient has no other outstanding long-term debt. The agreed-upon financing does not include any equity or equity-linked component and is therefore non-dilutive to stockholders. Additional information regarding the financing facilities is available in the Company’s Form 8-K filed December 6, 2022, with the U.S. Securities and Exchange Commission.

Financial Outlook

Quotient is providing guidance for its first quarter and full year 2023 as follows:

Quotient's guidance for the first quarter 2023:

  Revenue: $55 million to $65 million
  Non-GAAP Gross Profit: $30 million to $35 million
  Adjusted EBITDA: $1 million to $5 million
  Operating Cash Flow: $(5) million to $(10) million

Quotient's guidance for the full year 2023:

  Revenue: $275 million to $305 million
  Non-GAAP Gross Profit: $145 million to $165 million
  Adjusted EBITDA: $32 million to $45 million
  Operating Cash Flow: $10 million to $25 million

Call Information

The Company has posted an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET / 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q4 2022 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. You may also access the call and register with a live operator by dialing 1 (844) 200 6205, or +1 (929) 526 1599 for outside the U.S. You will be able to access the call by using code 613815. We suggest registering for the call at least 15 minutes prior to the 2:00 p.m. PST start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with non-GAAP Gross Profit, non-GAAP Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP Operating Expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines non-GAAP Gross Profit as revenue less cost of revenues adjusted for stock-based compensation, amortization of acquired intangible assets, impairment of certain intangible assets, impairment of long-lived and right-of-use assets, business transformation and certain strategic growth initiatives costs, and restructuring charges, and defines non-GAAP Gross Margin as non-GAAP Gross Profit divided by Revenue.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of certain intangible assets, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, litigation settlements, restructuring charges, and certain business transformation and strategic growth initiatives costs. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; and non-GAAP operating expenses as operating expenses adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, litigation settlements, and certain business transformation and strategic growth initiatives costs.

Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin,” "Reconciliation of Gross Profit to Non-GAAP Gross Profit," "Reconciliation of Operating Expenses to Non-GAAP Operating Expenses" and “Reconciliation of Gross Profit to Non-GAAP Gross Profit (Forecasted)” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company's new leadership team's intent to capture the power of the Company's network by building upon the Company's stronger foundation, evidenced by the Company's strategic transformation during 2022 as well as its financial performance in the fourth quarter of 2022; and the future financial performance of Quotient including estimates for the first quarter of 2023 and the full fiscal year 2023. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, impacts of changes in the Company’s business model, including pricing model changes, and the degree of advertiser and retailer response to this transition, and increasing the proportion of self-service and automated offerings; a reduction in overall advertising spend by advertisers in reaction to rising inflation, continuing supply chain disruption and economic uncertainty, particularly in verticals that comprise a significant portion of the Company’s revenue such as the food category; the Company’s ability to adapt to changes in marketing goals, strategies and budgets of advertisers and retailers and the timing of their marketing spend; the Company’s ability to maintain and grow the retailer component of its network, expand its network with new verticals, and increase its number of network partners and publishers; the Company’s ability to maintain and expand our data rights with our retailer network; the Company’s ability to leverage retailer demands to increase consumer product goods (CPG) spend on retailer performance media; the Company’s ability to adapt to industry changes in, and the evolution of, retail media networks as well as how CPGs leverage such networks; the impact of competitors or competitive products and services, and our ability to compete in digital marketing; the impact of pricing pressures from the Company’s competitors, advertisers or CPGs, and agencies representing advertisers or CPGs; the impact of increasing media acquisition and data acquisition costs; the impact of litigation involving the Company, its industry or both, including investigations by regulators or claims made by the Company’s competitors or other third parties; reduction in demand or volatility in demand for one or more of the Company’s products, which may be caused by, among other things: delay or cancellation of marketing campaigns by advertisers and retailers as they focus on manufacturing in-demand products, replenishing out-of-stock items, adjusting to changes in consumer purchasing behavior, contending with supply-chain challenges; the Company’s ability to grow existing consumer usage of, and attract new consumers to, the Company’s digital promotion offerings and more generally to interactions with the Company’s platforms, including through its retailer partner sites and its publisher network; the Company’s ability to obtain and increase the number of high quality promotions; changes in consumer behavior with respect to digital promotions and media, how consumers access digital promotions and media, and the Company’s ability to develop applications that are widely accepted and generate revenues for advertisers, retailers and the Company; our ability to control costs including the costs of obtaining consumer data and investing, maintaining and enhancing our technology infrastructure; increased legal and compliance costs associated with data protection laws and regulations in various jurisdictions, including state and international privacy laws, and new follow-on compliance obligations; changes in the legislative or regulatory environment, including with respect to privacy and data protection, or enforcement by government regulators, including fines, orders, or consent decrees; the costs of developing new products, solutions and enhancements to the Company’s platforms; whether new products successfully launch on time; the Company’s ability to manage its growth, including scaling its platforms; the Company’s ability to manage innovation, including extent of investments in and success in deploying new offerings, and the Company’s ability to manage transitions from legacy platforms and solutions to new platforms and solutions such as those with self-service and automation capabilities; the success of the Company’s sales and marketing efforts; the attraction and retention of qualified employees and key personnel, whether or not related to changes in U.S. immigration policies; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 1, 2022, its Form 10-K/A Amendment No. 1 filed with the SEC on April 29, 2022, its Report on Form 10-Q filed with the SEC on May 5, 2022, its Report on Form 10-Q filed with the SEC on August 9, 2022, its Report on Form 10-Q filed with the SEC on November 9, 2022, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is a leading digital promotions and media technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers, publishers and retailers, including Clorox, Procter & Gamble, Unilever, CVS, Dollar General, Ahold Delhaize USA, Amazon and Microsoft. Quotient is headquartered in Salt Lake City, Utah, and has offices across the U.S. as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$56,891	$237,417
Accounts receivable, net	98,049	177,216
Prepaid expenses and other current assets	19,791	19,312
Total current assets	174,731	433,945
Property and equipment, net	28,773	22,660
Operating lease right-of-use-assets	14,475	23,874
Intangible assets, net	4,494	13,003
Goodwill	128,427	128,427
Other assets	12,259	13,571
Total assets	$363,159	$635,480
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$30,027	$18,021
Accrued compensation and benefits	12,060	20,223
Other current liabilities	53,255	95,279
Deferred revenues	15,519	26,778
Contingent consideration related to acquisitions	—	22,275
Short-term debt	2,750	—
Convertible senior notes, net	—	188,786
Total current liabilities	113,611	371,362
Operating lease liabilities	21,221	26,903
Other non-current liabilities	468	522
Long-term debt	48,034	—
Deferred tax liabilities	2,030	1,991
Total liabilities	185,364	400,778

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	713,201	731,672
Accumulated other comprehensive loss	(1,756)	(1,099)
Accumulated deficit	(533,651)	(495,872)
Total stockholders' equity	177,795	234,702
Total liabilities and stockholders' equity	$363,159	$635,480

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$70,723	$146,414	$288,766	$521,494
Cost of revenues(1)	31,768	91,992	154,878	332,672
Gross Profit	38,955	54,422	133,888	188,822
Operating Expenses:
Sales and marketing(1)	20,745	27,030	84,079	112,263
Research and development(1)	4,572	10,400	26,299	44,941
General and administrative(1)	12,908	16,690	94,886	56,776
Change in fair value of contingent consideration	—	620	—	1,392
Total operating expenses	38,225	54,740	205,264	215,372
Net income (loss) from operations	730	(318)	(71,376)	(26,550)
Interest expense	(1,471)	(3,871)	(5,641)	(15,177)
Other income (expense), net	1,209	(80)	1,028	(210)
Net income (loss) before income taxes	468	(4,269)	(75,989)	(41,937)
Provision for income taxes	148	2,841	522	3,631
Net income (loss)	$320	$(7,110)	$(76,511)	$(45,568)

Net income (loss) per share:
Basic	$—	$(0.08)	$(0.80)	$(0.49)
Diluted	$—	$(0.08)	$(0.80)	$(0.49)

Weighted-average shares used to compute net income (loss) per share:
Basic	96,772	94,531	95,869	93,686
Diluted	97,916	94,531	95,869	93,686

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenues	$425	$556	$1,899	$1,905
Sales and marketing	733	1,165	3,213	5,012
Research and development	361	851	2,413	3,876
General and administrative	3,085	3,166	24,928	12,019
Total stock-based compensation	$4,604	$5,738	$32,453	$22,812

QUOTIENT TECHNOLOGY INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2022	2021
	(unaudited)
Cash flows from operating activities:
Net loss	$(76,511)	$(45,568)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	17,929	29,464
Stock-based compensation	32,453	22,812
Amortization of debt discount and issuance cost	1,808	11,618
Impairment of long-lived and right-of-use assets	11,448	—
Impairment of intangible asset	—	9,086
Allowance (recovery) for credit losses	(1,595)	568
Deferred income taxes	39	138
Change in fair value of contingent consideration	—	1,392
Other non-cash expenses	6,790	5,465
Changes in operating assets and liabilities:
Accounts receivable	80,761	(40,135)
Prepaid expenses and other assets	(1,150)	(14,326)
Accounts payable and other liabilities	(33,728)	27,576
Payments for contingent consideration and bonuses	(19,008)	(2,901)
Accrued compensation and benefits	(8,289)	6,070
Deferred revenues	(11,259)	14,751
Net cash (used in) provided by operating activities	(312)	26,010

Cash flows from investing activities:
Purchases of property and equipment	(19,608)	(14,720)
Net cash used in investing activities	(19,608)	(14,720)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	1,375	16,219
Proceeds from borrowing on term loan, net of issuance costs	50,694	—
Payments for taxes related to net share settlement of equity awards	(4,406)	(6,333)
Debt issuance costs for line of credit	(2,554)	—
Repayment of convertible senior notes	(200,000)	—
Principal payments on promissory note and finance lease obligations	(396)	(456)
Payments for contingent consideration	(5,686)	(6,121)
Net cash (used in) provided by financing activities	(160,973)	3,309
Effect of exchange rates on cash and cash equivalents	367	66
Net (decrease) increase in cash and cash equivalents	(180,526)	14,665
Cash and cash equivalents at beginning of period	237,417	222,752
Cash and cash equivalents at end of period	$56,891	$237,417

QUOTIENT TECHNOLOGY INC. RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (Unaudited, in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Net Income (Loss) ($) / Profit (Loss) Margin (%)(3)	$320	—%	$(7,110)	(5)%	$(76,511)	(26)%	$(45,568)	(9)%
Adjustments:
Stock-based compensation	4,604	7%	5,738	4%	32,453	11%	22,812	4%
Depreciation and amortization	3,901	6%	5,039	3%	17,929	6%	29,464	6%
Other(1)(2)	3,962	6%	1,980	2%	35,851	12%	14,433	3%
Change in fair value of contingent consideration	—	—%	620	—%	—	—%	1,392	—%
Interest expense	1,471	2%	3,871	3%	5,641	2%	15,177	3%
Other (income) expense, net	(1,209)	(2)%	80	—%	(1,027)	—%	210	—%
Provision for income taxes	148	—%	2,841	2%	522	—%	3,631	1%

Total adjustments	$12,877	19%	$20,168	14%	$91,369	31%	$87,119	17%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%)(3)	$13,197	19%	$13,059	9%	$14,858	5%	$41,551	8%

(1) For the year ended December 31, 2022, Other includes a charge of $11.4 million related to the impairment of certain long-lived and right-of-use assets; $9.3 million related to litigation settlements; $8.9 million related to restructuring charges; $4.9 million related to shareholder activism response costs; $1.3 million related to certain business transformation and strategic growth initiatives costs, which includes $1.0 million related to the launch and scaling of Shopmium in the U.S. to replace coupons.com as our direct-to-consumer offering. For the year ended December 31, 2021, Other includes a charge of $9.1 million related to the impairment of certain intangible assets due to the circumstances surrounding the termination of our partnership with Albertsons, restructuring charges of $2.7 million, acquisition related costs of $1.7 million, and $0.9 million related to adjusted shareholder activism response costs. Restructuring charges relate to severance for impacted employees. Acquisition related costs primarily include certain bonuses contingent upon the acquired company meeting certain financial metrics over the contingent consideration period and diligence, accounting, and legal expenses incurred related to certain acquisitions.

(2) Beginning Q1 2022, shareholder activism response costs were excluded from Adjusted EBITDA. Prior period results have been revised for comparability, which impacted Adjusted EBITDA for the three months and year ended December 31, 2021.

(3) Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC. RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (Unaudited, in thousands)

	Q4 FY 21	Q1 FY 22	Q2 FY 22	Q3 FY 22	Q4 FY 22
Net Income (loss)	$(7,110)	$(26,306)	$(43,358)	$(7,167)	$320
Adjustments:
Stock-based compensation	5,738	5,742	17,127	4,980	4,604
Depreciation and amortization	5,039	4,561	4,670	4,797	3,901
Other(1)(2)	1,980	7,621	16,349	7,919	3,962
Change in fair value of contingent consideration	620	—	—	—	—
Interest expense	3,871	1,154	1,179	1,837	1,471
Other (income) expense, net	80	(36)	417	(200)	(1,209)
Provision for (benefit from) income taxes	2,841	166	2,346	(2,138)	148

Total adjustments	$20,169	$19,208	$42,088	$17,195	$12,877

Adjusted EBITDA(1)	$13,059	$7,098	$(1,270)	$10,028	$13,197

Adjusted EBITDA Margin(3)	9%	(9)%	(2)%	14%	19%

(1) Adjusted EBITDA, a non-GAAP financial measure, is net income (loss) adjusted for stock-based compensation, depreciation and amortization, change in fair value of contingent consideration, interest expense, other (income) expense, net, provision for (benefit from) income taxes, and other, which includes: adjusted shareholder activism response costs of $0.9 million, restructuring charges of $0.7 million, and acquisition related costs of $0.4 million during Q4 FY21; charge of $6.1 million related to the impairment of certain long-lived and right-of-use assets, $1.4 million related to shareholder activism response costs, and $0.1 million related to acquisition related costs during Q1 FY22; charge of $4.8 million related to litigation settlements; $5.3 million related to the impairment of certain long-lived and right-of-use assets, $3.7 million related to shareholder activism response costs, and restructuring charges of $2.6 million during Q2 FY22; charge of $5.0 million related to litigation settlements, $2.8 million related to restructuring charges, and $0.1 million related to shareholder activism response costs during Q3 FY22; charge of $3.4 million related to restructuring charges, $1.3 million related to certain business transformation and strategic growth initiatives which includes $1.0 million related to the launch and scaling of Shopmium in the U.S. to replace coupons.com as our direct-to-consumer offering, $0.5 million related to litigation settlement recovery and $0.2 million shareholder activism response costs recovery during Q4 FY22.

(2) Beginning Q1 2022, shareholder activism response costs were excluded from Adjusted EBITDA. Prior period results have been revised for comparability, which impacted Adjusted EBITDA for Q4 FY21.

(3) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC. RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT (Unaudited, in thousands)

	Q4 FY 21	Q3 FY 22	Q4 FY 22	FY 2021	FY 2022
Revenues	$146,414	$70,336	$70,723	$521,494	$288,766

Cost of revenues (GAAP)	$91,992	$36,765	$31,768	$332,672	$154,878
(less) Stock-based compensation	(556)	(442)	(425)	(1,905)	(1,899)
(less) Amortization of acquired intangible assets	(2,337)	(1,966)	(613)	(18,603)	(7,092)
(less) Impairment of certain intangible assets	—	—	—	(9,086)	—
(less) Impairment of certain long-lived and right-of-use assets	—	—	—	—	(1,434)
(less) Business transformation and strategic growth initiatives costs	—	—	(154)	—	(154)
(less) Restructuring charges	(158)	(450)	(662)	(163)	(1,200)
Cost of revenues (Non-GAAP)	$88,941	$33,907	$29,914	$302,915	$143,099

Gross profit (GAAP)	$54,422	$33,571	$38,955	$188,822	$133,888
Gross margin percentage (GAAP)	37.2%	47.7%	55.1%	36.2%	46.4%

Gross profit (Non-GAAP)*	$57,473	$36,429	$40,809	$218,579	$145,667
Gross margin percentage (Non-GAAP)	39.3%	51.8%	57.7%	41.9%	50.4%

* Non-GAAP gross profit excludes stock-based compensation, amortization of acquired intangible assets, impairment of certain intangible assets, impairment of long-lived and right-of-use assets, certain business transformation and strategic growth initiatives costs and restructuring charges.

QUOTIENT TECHNOLOGY INC. RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (Unaudited, in thousands)

	Q4 FY 21	Q1 FY 22	Q2 FY 22	Q3 FY 22	Q4 FY 22	FY 2021	FY 2022
Revenues	$146,414	$78,456	$69,251	$70,336	$70,723	$521,494	$288,766

Sales and marketing expenses	27,030	21,936	21,459	19,939	20,745	112,263	84,079
(less) Stock-based compensation	(1,165)	(891)	(812)	(777)	(733)	(5,012)	(3,213)
(less) Amortization of acquired intangible assets	(637)	(354)	(354)	(354)	(354)	(3,206)	(1,416)
(less) Business transformation and strategic growth initiatives costs	—	—	—	—	(928)	—	(928)
(less) Restructuring charges	(328)	3	(131)	(762)	(1,595)	(1,448)	(2,485)
Non-GAAP Sales and marketing expenses	$24,900	$20,694	$20,162	$18,046	$17,135	$102,597	$76,037
Non-GAAP Sales and marketing percentage	17%	26%	29%	26%	24%	20%	26%

Research and development	10,400	9,756	7,072	4,899	4,572	44,941	26,299
(less) Stock-based compensation	(851)	(967)	(674)	(411)	(361)	(3,876)	(2,413)
(less) Business transformation and strategic growth initiatives costs	—	—	—	—	(54)	—	(54)
(less) Restructuring charges	(106)	3	(170)	(246)	(108)	(569)	(521)
Non-GAAP Research and development expenses	$9,443	$8,792	$6,228	$4,242	$4,049	$40,496	$23,311
Non-GAAP Research and development percentage	6%	11%	9%	6%	6%	8%	8%

General and administrative expenses	16,690	22,708	42,869	16,401	12,908	56,776	94,886
(less) Stock-based compensation	(3,166)	(3,352)	(15,141)	(3,350)	(3,085)	(12,019)	(24,928)
(less) Restructuring charges	(83)	(45)	(2,240)	(1,411)	(1,037)	(546)	(4,733)
(less) Acquisition related costs	(381)	—	—	—	—	(1,696)	—
(less) Impairment of long-lived and right-of-use assets	—	(6,119)	(3,895)	—	—	—	(10,014)
(less) Business transformation and strategic growth initiatives costs	—	—	—	—	(173)	—	(173)
(less) Shareholder activism response costs	(925)	(1,450)	(3,654)	(51)	250	—	(4,905)
(less) Litigation settlements	—	—	(4,750)	(5,000)	500	—	(9,250)
Non-GAAP General and administrative expenses	$12,135	$11,742	$13,189	$6,589	$9,363	$42,515	$40,883
Non-GAAP General and administrative percentage	8%	15%	19%	9%	13%	8%	14%

Non-GAAP Operating expenses*	$46,478	$41,228	$39,579	$28,877	$30,547	$185,608	$140,231
Non-GAAP Operating expense percentage	32%	53%	57%	41%	43%	36%	49%

* Non-GAAP operating expenses excludes stock-based compensation, amortization of acquired intangible assets, restructuring charges, acquisition related costs, impairment of certain long-lived and right-of-use assets, shareholder activism response costs, litigation settlements, and certain business transformation and strategic growth initiatives costs.

QUOTIENT TECHNOLOGY INC. RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT (FORECASTED) (Unaudited, in thousands)

	Q1 FY 23 (Forecast)		FY23 (Forecast)
	Low	High	Low	High
Revenues	$55,000	$65,000	$275,000	$305,000

Cost of revenues (GAAP)	$26,000	$31,100	$133,100	$143,200
(less) Stock-based compensation	(400)	(500)	(900)	(1,000)
(less) Amortization of acquired intangible assets	(600)	(600)	(2,200)	(2,200)
Cost of revenues (Non-GAAP)	$25,000	$30,000	$130,000	$140,000

Gross profit (GAAP)	$29,000	$33,900	$141,900	$161,800

Gross profit (Non-GAAP)	$30,000	$35,000	$145,000	$165,000

Contacts

Investor Relations:
Drew Haroldson
The Blueshirt Group for Quotient
ir@quotient.com